UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 28, 2006

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

[Former name or former address, if changed since last report: Not Applicable]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1. On February 24, 2006, Apollo Investment Corporation (the “Company”) issued the following press release.

Apollo Investment Corporation Announces Leadership Transition

John Hannan Elected Chief Executive Officer and Art Penn Elected to President; Michael Gross to Assume Non-Executive Chairman Role

NEW YORK, February 24, 2006 – The Board of Directors of Apollo Investment Corporation (NASDAQ: AINV), announced today that Michael S. Gross, the Company’s Chairman and Chief Executive Officer, resigned as Chief Executive Officer in order to pursue other opportunities in the alternative asset arena. Mr. Gross, 44, will continue to serve as non-executive Chairman of the Company and as chairman of the investment committee. Mr. Gross, who has served in his present capacity since the Company’s founding in February 2004, will be succeeded as Chief Executive Officer by John Hannan, who is currently, and will remain, a director and is a co-founder of Apollo Management, L.P. Art Penn has been elected President and will remain the Company’s Chief Operating Officer, a position he has held with the Company since its inception.

“As a director of our Company since its inception, John Hannan has intimate knowledge of our business,” said Mr. Gross. “In addition, as a fellow founding partner of Apollo Management L.P. and a partner of mine for 18 years, John Hannan brings solid relationships and a wealth of experience and sound judgment to the position. Art Penn has been integral to the Company’s past success, and his promotion to President will ensure leadership continuity going forward,” said Mr. Gross. “Over the last two years, supported by our highly talented team of investment professionals and the entire Apollo organization, we have built an exceptionally strong foundation for Apollo Investment Corporation. Our business plan has been validated by our record of generating consistently strong returns for our shareholders.”

In the first 21 months since Apollo Investment Corp.’s initial public offering in April 2004, the Company has invested over $1.7 billion across 57 portfolio companies. The Company has achieved an internal rate of return on its debt investments of greater than 15%. When its private equity investments are included, the IRR on invested capital exceeds 20%. Since the IPO and through February 23, 2006, the cumulative total return, including reinvested dividends, to shareholders has been 42.4%. Apollo Investment Corp.’s quarterly shareholder dividend has risen every quarter since September 30, 2004, the Company’s second full quarter as a public company, with the most recent quarterly dividend being 44 cents per share.

“In the spring of 2004, we set out to create a new company that would bring Apollo’s extensive private equity investing experience to bear on an underserved market — growing, middle-market companies in need of capital,” said Mr. Gross. “We built an environment and corporate structure that would allow us to put capital to work prudently and share returns with our shareholders. We have been gratified by the results thus far, and with the relationships we have built with all our stakeholders: clients, private equity sponsors, and our shareholders.”

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“As Apollo Investment Corporation approaches the second anniversary of its IPO, the investment portfolio is performing well, the outlook for deploying capital is quite favorable and we have a proven investment team firmly established,” said Mr. Gross. “I believe it is a good time for a seamless leadership transition that permits me to remain involved with the Company but also enables me to pursue other opportunities in the alternative asset arena in a new capacity.”

“As I embark on a new phase of my professional life, it also makes sense for me to disengage from my responsibilities as a founding partner of Apollo Management, L.P.,” Mr. Gross added. “Over the past sixteen years, I had the opportunity to help build the firm with a group of very talented partners and colleagues. I wish them continued success.”

“Since we founded Apollo Management in 1990, Michael Gross has been an integral partner of the firm,” said Leon Black, founding partner of Apollo Management, L.P. “Having worked with Michael for close to two decades, I’m confident he will continue to find success. We wish him well in his future endeavors.”

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company primarily invests in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

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CONTACT: Richard L. Peteka of Apollo Investment Corporation (212) 515-3488

2. The following information is in addition to the information set out in the press release.

In addition to his election as Chief Executive Officer of the Company, Mr. Hannan (age 53) has been a director of the Company since March 2004. Mr. Hannan, a senior partner of Apollo, co-founded Apollo Management, L.P. (“Apollo”) in 1990 and Apollo Real Estate Advisors, L.P. in 1993. Mr. Hannan serves on several boards of directors, including the board of Vail Resorts, Inc.

In addition to his election as President of the Company, Mr. Penn (age 42) continues his role as Chief Operating Officer of Apollo Investment Corporation and a managing partner of Apollo Investment Management, L.P. and the Apollo Distressed Investment Fund, L.P. Mr. Penn joined Apollo in April 2003 as a partner with a focus on Apollo’s debt-oriented activities. Mr. Penn served as Global Head of Leveraged Finance at UBS Warburg LLC (now UBS Securities LLC) from 1999 through 2001. Previously, Mr. Penn was Global Head of Fixed Income Capital Markets for BT Securities and BT Alex Brown Incorporated from 1994 to 1999.

The Company has entered into an investment advisory and management agreement with Apollo Investment Management, L.P. Both Mr. Hannan and Mr. Penn have ownership and financial interests in Apollo Investment Management, L.P. Mr. Hannan and Mr. Penn also serve as principals of other investment managers affiliated with Apollo Investment Management, L.P. that may in the future manage investment funds with investment objectives similar to the Company. In addition, Mr. Hannan and Mr. Penn serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as the Company or of investment funds managed by the Company’s affiliates.

The Company has entered into a license agreement with Apollo, pursuant to which Apollo has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Apollo.” In addition, pursuant to the terms of the administration agreement, Apollo Investment Administration, LLC provides the Company with the office facilities and administrative services necessary to conduct the day-to-day operations of the Company. Apollo Investment Management, L.P., investment adviser to the Company, is the sole member of and controls Apollo Investment Administration, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Gordon E. Swartz
(Signature)

By:	Gordon E. Swartz
Title:	Corporate Secretary
Date:	February 28, 2006

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